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                                                                   EXHIBIT 99.10

                                PIPER & MARBURY
                                    L.L.P.
                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET
                        Baltimore, Maryland 21201-3018
                                 410-539-2530                   WASHINGTON
                               FAX: 410-539-0489                 NEW YORK
                                                               PHILADELPHIA
                                                                  EASTON
                                                                  LONDON


                               December 26, 1995


Salomon Brothers Opportunity Fund Inc
Seven World Trade Center
New York, New York  10048

                      Registration Statement on Form N-1A
                   (Registration Nos. 2-63023 and 811-2884)

Ladies and Gentlemen:

      We understand that Salomon Brothers Opportunity Fund Inc, a Maryland corporation (the "Fund"), intends to register 313,198 shares of its capital stock, par value $.01 per share (the "Shares"), pursuant to Post-Effective Amendment No. 19 to the Fund's Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and in reliance upon Rule 24e-2 under the Investment Company Act of 1940, as amended (the "1940 Act").

     In response to the Fund's request, we have examined the Fund's Charter and By-Laws, the Prospectus and Statement of Additional Information included in its Registration Statement on Form N-1A, as amended (the "Prospectus"), and such statutes, regulations, corporate records, and documents that we deemed necessary or advisable for purposes of this opinion. We have also examined a certificate of the Secretary of the Fund dated December 26, 1995 (the "Certificate") as to certain factual matters. In rendering our opinion, we are relying on the Certificate and have made no independent investigation or inquiries as to the matters set forth therein.

      We have assumed, without independent verification, the genuineness of signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

      Based upon the foregoing, we are of the opinion that when sold and paid for in accordance with the terms of the Prospectus, the Shares will be validly issued, fully paid, and non-assessable under the laws of the State of Maryland.
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                                                               Piper & Marbury
                                                                    L.L.P.

Salomon Brothers Opportunity Fund Inc
December 26, 1995
Page 2

      This opinion is limited to the law of the State of Maryland governing the authorization and issuance of capital stock. We express no opinion as to the securities or "Blue Sky" laws of the State of Maryland or as to Federal securities laws.

     We consent to the filing of this opinion as part of Post-Effective Amendment No. 19 to the Fund's Registration Statement. This opinion may not be relied upon by any other person or for any other purpose without our written consent.

                                              Very truly yours,

                                              /s/ Piper & Marbury L.L.P.